Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Susan Henderson
(717) 975-5809	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Announces First Closings of Asset Sale To Walgreens Boots Alliance

CAMP HILL, Pa. (Nov. 27, 2017) - Rite Aid Corporation (NYSE: RAD) today announced that it has completed the pilot closing and first subsequent closings under the amended and restated asset purchase agreement entered into on September 18, 2017, resulting in the transfer of 97 Rite Aid stores and related assets to Walgreens Boots Alliance, Inc. (Nasdaq: WBA). Under the amended and restated agreement, WBA will purchase a total of 1,932 stores, three distribution centers and related inventory from Rite Aid for an all-cash purchase price of $4.375 billion on a cash-free, debt-free basis. Rite Aid and WBA expect to continue to transfer ownership of the stores in phases over the coming months, with the goal being to complete the store transfers in spring of 2018. The majority of the closing conditions have been satisfied, and the subsequent transfers of Rite Aid stores and related assets remain subject to minimal customary closing conditions applicable only to the stores being transferred at such subsequent closing, as specified in the asset purchase agreement.

“Successfully completing the pilot closing and first subsequent closings marks an important step in realizing the full benefits of this transaction,” said Rite Aid Chairman and CEO John Standley. “I am proud of the entire Rite Aid team for their commitment and dedication to helping us reach this milestone. I also want to thank our team for their continued support as we complete the transfer process over the next several months and implement our plans to deliver improved results.”

Rite Aid expects to use a substantial majority of the net proceeds from the transaction to repay existing indebtedness thereby improving the company’s leverage levels. Additionally, Rite Aid currently expects to incur a minimal cash tax payment on this transaction, as the gain it will record on the sale of the assets is expected to be largely offset by its net operating loss carryforwards.

Rite Aid Corporation is one of the nation’s leading drugstore chains with fiscal 2017 annual revenues of $32.8 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

-MORE-

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing of subsequent closings of the sale of Rite Aid stores and assets to WBA; the ability of the parties to complete the subsequent closings for sale and related subsequent transactions considering the various closing conditions; the outcome of legal and regulatory matters in connection with the sale of stores and assets of Rite Aid to WBA; the expected benefits of the transactions such as improved operations, growth potential, market profile and financial strength; the competitive ability and position of Rite Aid following completion of the proposed transactions; the ability of Rite Aid to implement new business strategies following the completion of the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the proposed transactions, including the possibility that the subsequent transactions may not close, including because a governmental entity  may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals, the risk that there may be a material adverse change of Rite Aid, or the business of Rite Aid may suffer as a result of uncertainty surrounding the proposed transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions; risks associated with the financing of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the effect of the pending sale on Rite Aid’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; risks related to diverting management’s or employees’ attention from ongoing business operations; the risk that Rite Aid’s stock price may decline significantly if the proposed transaction is not completed; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

###